SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        FIRST TRUST EXCHANGE-TRADED FUND
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             20-3428516
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois      60532
-------------------------------------------------    ----------
    (Address of Principal Executive Offices)         (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates:
333-125751.

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,          American Stock Exchange, Inc.
$.01 par value per share, of First Trust
              IPOX-100
             Index Fund

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                              -------------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust IPOX-100 Index Fund, a series of the First Trust Exchange-Traded Fund (the "Registrant"). An application for listing of the Shares has been filed with the American Stock Exchange, Inc. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-125751 and 811-21774), filed with the Securities and Exchange Commission on January 27, 2006. Such description is incorporated by reference herein.

ITEM 2.       EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         FIRST TRUST EXCHANGE-TRADED FUND

                                         By: /s/ W. Scott Jardine
                                             --------------------------------
                                             W. Scott Jardine, Secretary

April 5, 2006